                                                                      Exhibit 99.1

SCIENTIFIC GAMES FOURTH QUARTER REVENUES RISE 11% TO $203 MILLION
Earnings per diluted share of $0.11 net of unusual charges; $0.27 before unusual charges

NEW YORK, February 28, 2006 -- SCIENTIFIC GAMES CORPORATION (NASDAQ: SGMS) today reported that fourth quarter 2005 revenues were $202.9 million, up 11 percent from $182.6 million in the fourth quarter of 2004. Net income was $10.4 million or $0.11 per diluted share, after reductions for $19.4 million of unusual charges, compared to net income of $4.4 million or $0.05 per diluted share in the fourth quarter of 2004. Excluding the unusual charges, non-GAAP adjusted fourth quarter net income would have been $25.1 million or $0.27 per diluted share, compared to previously reported non-GAAP adjusted net income of $22.5 million or $0.25 per diluted share for the fourth quarter of 2004.

EBITDA for the fourth quarter of 2005 (earnings before interest, taxes, depreciation and amortization - see the following EBITDA reconciliation) was $39.4 million compared to $51.2 million in the fourth quarter of 2004. Excluding the unusual charges, adjusted EBITDA for the fourth quarter of 2005 would have been $58.8 million, compared to adjusted EBITDA for the fourth quarter of 2004 of $54.3 million.

Full year 2005 revenues increased 8 percent to $781.7 million from the $725.5 million reported in 2004. Net income rose 15 percent to $75.3 million, or $0.81 per diluted share, after reductions for $26.8 million of unusual charges in the third and fourth quarters, compared to net income before preferred stock dividend of $65.7 million or $0.72 per diluted share in 2004. Excluding the unusual charges, 2005 non-GAAP adjusted net income would have been $95.3 million or $1.03 per diluted share.

EBITDA was $197.8 million in 2005, compared to $209.0 million in 2004. Excluding the unusual charges, adjusted EBITDA for the full year of 2005 would have been $224.6 million, compared to adjusted EBITDA for 2004 of $212.1 million.

Lorne Weil, Chairman and CEO, made the following comments. “Revenue performance in the fourth quarter was quite strong. Overall revenue increased 11%, and if Florida online revenues are eliminated from the 2004 numbers then the overall revenue growth was nearly 17%. More importantly, core lottery revenues increased by nearly 22%, from $125.6 million in 2004 to $153.1 million in 2005; here again, if the Florida online revenue is eliminated from the 2004 figure, then lottery revenue growth was 31%.

Business development since the end of the third quarter has been unusually active and we believe will further reinforce revenue momentum going forward. Our strategy of introducing instant ticket cooperative services in Germany took shape with the signing of the first two contracts in the German states of Lower Saxony and Hessen. Our video lottery system business unit continued to gain traction, receiving new system contracts in

Delaware, New Mexico, and West Virginia. We were awarded multi-year instant ticket contracts in Vermont, Illinois, Ohio, Colorado and West Virginia, thereby maintaining an essentially perfect record at retaining existing instant ticket customers, and we were awarded a new online contract by the Maryland Lottery. Televisa Group, the largest media company in the Spanish speaking world, chose Scientific Games to be its technology partner as part of its strategy to build a presence in the gaming industry. And most recently, we were selected to be the primary instant ticket supplier to the New York Lottery.

Under normal operating circumstances the magnitude and composition of revenue in the fourth quarter would have been sufficient to generate net income of at least $0.27 per diluted share, but this was not a normal quarter from several points of view. During the quarter we recorded:

•	a non-cash charge of $12.4 million to discontinue our SERP program, an action that will result in an earnings benefit of at least $2.0 million annually in 2006 and beyond;
•
a non tax-deductible charge of $1.7 million in connection with the earn-out on the Honsel acquisition (future earn-out payments will be treated as additional purchase price rather than a charge to earnings);

•	unanticipated legal and related consulting and severance expenses of $3.0 million in connection with non-recurring matters in North Carolina, Chile, New Jersey and elsewhere;
•	Start-up expenses of approximately $1.0 million in connection with the opening of our new instant ticket production facility in the UK;
•	losses of about $1.0 million due to the start up of new lottery contracts in Catalonia;
•	write-offs of about $1.0 million in our pari-mutuel systems business, primarily to withdraw from the market in Poland.

During the month of January we announced our agreement to acquire the online lottery assets of Essnet and our non-binding letter of intent for Global Draw. The acquisition of Essnet will significantly strengthen our position in the European and Australian lottery systems arena, as well as provide significant support to our instant ticket strategy in Germany; with seven German lotteries under contract, Essnet is the leader in the German lottery market. Global Draw would give us a major presence as a technology systems and services supplier to the British licensed betting shop market, thereby fulfilling a strategic objective we have had for some time. It will also provide us with central determination, server- based gaming systems capability with which to pursue the very rapidly growing government sponsored video gaming market in Europe.”

Conference Call Details
Scientific Games Corporation invites you to join its conference call tomorrow at 8:30 a.m. Eastern Standard Time. To access the call live via webcast please visit www.scientificgames.com and click on the webcast link To access the call by telephone, please dial (800) 591-6945 (US & Canada) or (617) 614-4911 (International) fifteen minutes before the start of the call. The Conference ID# is 26839769. The call will be archived for replay on the company’s website for 30 days under the “Investors” tab.
About Scientific Games
Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games’ customers are in the United States and more than 60 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Forward-Looking Statements
In this press release we make “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate,” or the negatives thereof, variations thereon or similar terminology.

These forward-looking statements generally relate to plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that the plans and objectives reflected in or suggested by such forward-looking statements are reasonable, such plans or objectives may not be achieved.

Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:
•	economic, competitive, demographic, business and other conditions in our local and regional markets;
•	changes or developments in the laws, regulations or taxes in the gaming and lottery industries;
•
actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, members and shareholders, as well as legislative, regulatory, judicial and other governmental authorities;

•
changes in business strategy, capital improvements, development plans, including those due to environmental remediation concerns, or changes in personnel or their compensation, including federal, state and local minimum wage requirements;

•
the availability and adequacy of our cash flow to satisfy our obligations, including our debt service obligations and our need for additional funds required to support capital improvements, development and acquisitions;

•	an inability to renew or early termination of our contracts;
•	an inability to complete the Essnet or Global Draw acquisitions or to engage in future acquisitions;
•	the loss of any license or permit, including the failure to obtain an unconditional renewal of a required gaming license on a timely basis; and
•	resolution of any pending or future litigation in a manner adverse to us.

Actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Non-GAAP Disclosures
EBITDA, as included herein, represents operating income plus depreciation and amortization expenses. EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA as defined in this document may differ from similarly titled measures presented by other companies.

Adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share are non-GAAP financial measures that are presented as supplemental disclosures and are reconciled to GAAP net income in financial schedules accompanying this release. In calculating the adjusted financial measures, the Company excludes certain expenses which it believes are unusual in nature, in order to facilitate an understanding of the Company’s operating performance.

The Company’s management uses these adjusted financial measures in conjunction with GAAP financial measures to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of the Company and its business units. The Company’s management believes that these adjusted financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management. Additionally, the Company’s management believes that these adjusted financial measures provide useful information to investors about the performance of the Company’s overall business because such financial measures eliminate the effects of unusual charges that are not directly attributable to the Company’s underlying operating performance. The Company’s management also believes that because it has historically provided such non-GAAP financial measures in its earnings releases, continuing to do so provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company’s management believes that the presentation of the adjusted non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with useful financial information that can be used in assessing the Company’s financial condition and operating performance.

The adjusted financial measures should not be considered in isolation or as a substitute for net income or net income per diluted share prepared in accordance with GAAP. The adjusted financial measures as defined in this document may differ from similarly titled measures presented by other companies. The adjusted financial measures, as well as other information in this document should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

Contact Information:

Scientific Games Corporation- Investor Relations - (212) 754-2233

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended December 31, 2004 and 2005
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,
	2004	2005
Operating revenues:
Services	$149,145	166,781
Sales	33,464	36,098
	182,609	202,879
Operating expenses (exclusive of depreciation and amortization shown below):
Services	81,421	91,793
Sales	22,370	24,780
Amortization of service contract software	2,215	1,790
	106,006	118,363
Total gross profit	76,603	84,516
Selling, general and administrative expenses	27,654	46,902
Depreciation and amortization	13,384	16,280
Operating income	35,565	21,334
Other deductions (income):
Interest expense	8,063	6,665
Debt restructuring charge	16,868	--
Equity in loss of joint venture	6,060	242
Other income	(659)	(184)
	30,332	6,723
Income before income tax expense	5,233	14,611
Income tax expense	881	4,256
Net income available to common stockholders	$4,352	10,355

Basic and diluted net income per share:
Basic net income available to common stockholders	$0.05	0.12
Diluted net income available to common stockholders	$0.05	0.11
Weighted average number of shares used in per share calculations:
Basic shares	88,071	89,780
Diluted shares	91,463	92,867

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Twelve Months Ended December 31, 2004 and 2005
(Unaudited, in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2004	2005
Operating revenues:
Services	$590,984	639,327
Sales	134,511	142,356
	725,495	781,683
Operating expenses (exclusive of depreciation and amortization shown below):
Services	318,989	351,430
Sales	92,231	100,621
Amortization of service contract software	5,799	7,007
	417,019	459,058
Total gross profit	308,476	322,625
Selling, general and administrative expenses	105,274	131,844
Depreciation and amortization	55,478	59,787
Operating income	147,724	130,994
Other deductions (income):
Interest expense	30,952	26,548
Debt restructuring charge	16,868	478
Equity in loss of joint venture	6,060	1,713
Other income	(748)	(1,349)
	53,132	27,390
Income before income tax expense	94,592	103,604
Income tax expense	28,850	28,285
Net income	65,742	75,319
Convertible preferred stock dividend	4,721	--
Net income available to common stockholders	$61,021	75,319

Basic and diluted net income per share:
Basic net income available to common stockholders	$0.84	0.84
Diluted net income available to common stockholders	$0.72	0.81
Weighted average number of shares used in per share calculations:
Basic shares	73,014	89,327
Diluted shares	90,710	92,484

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2004 and 2005
(Unaudited, in thousands)

	December 31,	December 31,
	2004	2005

Assets:
Cash and cash equivalents	$66,120	38,942
Short-term investments…	52,525	--
Other current assets…	176,852	222,579
Property and equipment, net	271,426	359,251
Long-term assets	526,302	551,741
Total assets	$1,093,225	1,172,513

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$4,370	6,055
Other current liabilities	138,872	135,307
Long-term debt, excluding current portion	606,508	574,680
Other long-term liabilities	42,911	69,638
Stockholders’ equity	300,564	386,833
Total liabilities and stockholders’ equity	$1,093,225	1,172,513

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
 CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended December 31, 2004 and 2005
(Unaudited, in thousands)

	Three Months Ended December 31, 2004
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom-munications Group	Totals

Service revenues	$117,545	17,451	14,149	--	149,145
Sales revenues	8,102	1,292	--	24,070	33,464
Total revenues	125,647	18,743	14,149	24,070	182,609
Cost of service	58,462	12,456	10,503	--	81,421
Cost of sales	4,732	695	--	16,943	22,370
Amortization of service contract software	826	1,389	--	--	2,215
Total operating expenses	64,020	14,540	10,503	16,943	106,006
Gross profit	61,627	4,203	3,646	7,127	76,603
Selling, general and administrative expenses	13,187	3,694	1,112	1,907	19,900
Depreciation and amortization	9,472	2,215	430	958	13,075
Segment operating income	$38,968	(1,706)	2,104	4,262	43,628
Unallocated corporate expense					8,063
Consolidated operating income					$35,565

	Three Months Ended December 31, 2005
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom-munications Group	Totals
Service revenues	$135,784	16,433	14,564	--	166,781
Sales revenues	17,292	4,152	--	14,654	36,098
Total revenues	153,076	20,585	14,564	14,654	202,879
Cost of service	67,948	12,863	10,982	--	91,793
Cost of sales	12,617	2,201	--	9,962	24,780
Amortization of service contract software	1,351	439	--	--	1,790
Total operating expenses	81,916	15,503	10,982	9,962	118,363
Gross profit	71,160	5,082	3,582	4,692	84,516
Selling, general and administrative expenses	21,963	1,094	929	1,447	25,433
Depreciation and amortization	12,479	2,169	499	813	15,960
Segment operating income	$36,718	1,819	2,154	2,432	43,123
Unallocated corporate expense					21,789
Consolidated operating income					$21,334

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Twelve Months Ended December 31, 2004 and 2005
(Unaudited, in thousands)

Twelve Months Ended December 31, 2004
Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom-munications Group	Totals
Service revenues	$451,056	78,397	61,531	--	590,984
Sales revenues	62,506	4,140	--	67,865	134,511
Total revenues	513,562	82,537	61,531	67,865	725,495
Cost of service	229,502	44,780	44,707	--	318,989
Cost of sales	40,041	2,381	--	49,809	92,231
Amortization of service contract software	3,338	2,461	--	--	5,799
Total operating expenses	272,881	49,622	44,707	49,809	417,019
Gross profit	240,681	32,915	16,824	18,056	308,476
Selling, general and administrative expenses	58,630	9,495	4,084	6,313	78,522
Depreciation and amortization	38,470	10,808	1,951	3,305	54,534
Segment operating income	$143,581	12,612	10,789	8,438	175,420
Unallocated corporate expense					27,696
Consolidated operating income					$147,724

Twelve Months Ended December 31, 2005
Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom-munications Group	Totals

Service revenues	$506,930	71,545	60,852	--	639,327
Sales revenues	75,430	10,313	--	56,613	142,356
Total revenues	582,360	81,858	60,852	56,613	781,683
Cost of service	257,387	47,255	46,788	--	351,430
Cost of sales	53,300	7,041	--	40,280	100,621
Amortization of service contract software	4,778	2,229	--	--	7,007
Total operating expenses	315,465	56,525	46,788	40,280	459,058
Gross profit	266,895	25,333	14,064	16,333	322,625
Selling, general and administrative expenses	68,053	12,265	3,263	5,600	89,181
Depreciation and amortization	43,438	9,654	1,960	3,556	58,608
Segment operating income	$155,404	3,414	8,841	7,177	174,836
Unallocated corporate expense					43,842
Consolidated operating income					$130,994

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME BEFORE PREFERRED
STOCK DIVIDENDS TO ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2005	2004	2005

Net income available to common stockholders	$4,352	10,355	$65,742	75,319
Add: Income tax expense	881	4,256	28,850	28,285
Add: Depreciation and amortization expense	15,599	18,070	61,277	66,794
Add: Interest expense	8,063	6,665	30,952	26,548
Add: Other expense	22,269	58	22,180	842
EBITDA	$51,164	39,404	209,001	197,788

Add: Unusual Racing charges	3,091	600	3,091	5,721
Add: Unusual Lottery Group charges		6,474		8,682
Add: Unusual Corporate charges	--	12,363	--	12,363
Adjusted EBITDA	$54,255	58,841	$212,092	224,554

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF NON-GAAP ADJUSTED NET INCOME

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31, 2005	Twelve Months Ended December 31, 2005
Net income available to common stockholders	$10,355	75,319
Add: Income tax expense	4,256	28,285
Add: Unusual Racing charges	600	5,721
Add: Unusual Lottery Group charges	6,474	8,682
Add: Unusual Corporate charges	12,363	12,363
Non-GAAP adjusted income before income tax expense	34,048	130,370
Non-GAAP adjusted income tax expense	8,921	35,070
Non-GAAP adjusted net income available to common stockholders	$25,127	95,300

Diluted non-GAAP adjusted net income available to common stockholders per share	0.27	1.03
Weighted average number of shares used in diluted per share calculation	92,867	92,484

See “Non-GAAP Disclosures” -- for non-GAAP financial measures explanations.